EXHIBIT 3(d)
                                SALES AGREEMENT

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                                                                    EXHIBIT 3(d)
                               SALES AGREEMENT (C)

          Agreement dated as of____________ , 2001, by and among IL ANNUITY AND INSURANCE COMPANY ("Insurer"), a Kansas stock insurance company, BANKERS LIFE INSURANCE COMPANY OF NEW YORK ("Insurer"), A New York Insurance Company, IL SECURITIES, INC. ("Distributor"), an Indiana corporation, ("Broker-Dealer"), a__________________corporation.

                                    RECITALS:

         A. Pursuant to an agreement with Distributor (the "Distribution Agreement"), each Insurer has appointed Distributor as the principal underwriter of the class or classes of variable insurance contracts identified in Schedule 1 to this Agreement at the time that this Agreement is executed, and such other class or classes of variable insurance products that may be added to Schedule 1 from time to time in accordance with Section 11 of this Agreement (each, a "class of Contracts"; all such classes, the "Contracts"). Each class of Contracts will be issued by the indicated Insurer through one or more separate accounts of Insurer ("Separate Accounts"). Pursuant to the Distribution Agreement, each Insurer has authorized Distributor to enter into separate written agreements with broker-dealers pursuant to which such broker-dealers would be authorized to participate in the sale of the Contracts and would agree to use their best efforts to solicit applications for the Contracts.

         B. Broker-Dealer is engaged in the business of selling various investment products, including variable insurance products.

         C. The parties to this Agreement desire that Broker-Dealer be authorized to solicit applications for the sale of the Contracts, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

1.  DEFINITIONS
    -----------

         (a) Registration Statement - With respect to each class of Contracts, the most recent effective registration statement(s) filed with the SEC or the most recent effective post-effective amendment(s) thereto, including financial statements included therein and all exhibits thereto.

         (b) Prospectus - With respect to each class of Contracts, the prospectus for such class of Contracts included within the Registration Statement for

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                                                                    EXHIBIT 3(d)
                  such class of Contracts; provided, however, that, if the most recently filed prospectus filed pursuant to Rule 497 under the 1933 Act subsequent to the date on which the Registration Statement became effective differs from the prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the most recently filed prospectus filed under Rule 497 from and after the date on which it shall have been filed.

         (c)      1933 Act - The Securities Act of 1933, as amended.

         (d)      1934 Act - The Securities Exchange Act of 1934, as amended.

         (e)      1940 Act - The Investment Company Act of 1940, as amended.

         (f) Agent - An individual associated with Broker-Dealer who is appointed by Insurer as an agent for the purpose of soliciting applications.

         (g) Premium - a payment made under a Contract to purchase benefits under such Contract.

         (h) Annuity Service Office - The service office identified in the Agent's Manual.

         (i) Agent's Manual - The manual and other written rules, regulations and procedures provided by each Insurer to insurance agents appointed to sell the Contracts, as revised from time to time.

         (j)      SEC - The Securities and Exchange Commission.

         (k)      NASD - The National Association of Securities Dealers, Inc.

2.  AUTHORIZATION OF BROKER-DEALER
    ------------------------------

         (a) Pursuant to the authority granted to it in the Distribution Agreement, Distributor hereby authorizes Broker-Dealer under the securities laws, and each Insurer hereby authorizes Broker-Dealer under the insurance laws, in a non-exclusive capacity, to sell the Contracts. Broker-Dealer accepts such authorization and shall use its best efforts to find purchasers for the Contracts acceptable to each Insurer. Distributor and each Insurer acknowledge that Broker-Dealer is an independent contractor in the performance of its respective duties and obligations under this Agreement. Accordingly, Broker-Dealer is not obliged or expected to give full time and energies to the performance of its obligations hereunder, nor is Broker-Dealer obliged or expected to represent Distributor or either Insurer

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                                                                    EXHIBIT 3(d)
                  exclusively. Nothing herein contained shall constitute Broker-Dealer, the Agents or any agents or representatives of Broker-Dealer as employees of Distributor or either Insurer in connection with the solicitation of applications and premiums for the Contracts.

         (b) Broker-Dealer acknowledges that no territory is exclusively assigned hereunder, and that each Insurer and Distributor may in their sole discretion establish or appoint one or more broker-dealers or insurance agencies in any jurisdiction in which Broker-Dealer transacts business.

         (c) Broker-Dealer is vested under this Agreement with power and authority to select and recommend individuals associated with it for appointment as Agents of either or both Insurer(s), and only individuals so recommended by Broker-Dealer shall become Agents, provided that the conditions of Section 3 are satisfied, and provided further that either Insurer reserves the right to refuse to appoint any proposed agent or, once appointed, to terminate the same at any time with or without cause. Initial and renewal state appointment fees for Broker-Dealer as an insurance agency and appointees of Broker-Dealer as Agents of each Insurer will be paid by each Insurer in accordance with its then-applicable requirements.

         (d) Broker-Dealer shall not expend or contract for the expenditure of the funds of Distributor or either Insurer, except as they may otherwise agree. Broker-Dealer shall pay all expenses incurred by it in the performance of this Agreement, unless otherwise specifically provided for in this Agreement or unless Distributor and each affected Insurer shall have agreed in advance in writing to share the cost of any such expenses. Broker-Dealer shall not possess or exercise any authority on behalf of either Insurer or Distributor other than that expressly conferred on Broker-Dealer by this Agreement. In particular, and without limiting the foregoing, Broker-Dealer shall not have any authority, nor shall either grant such authority to any Agent, on behalf of either Insurer: (1) to make, alter or discharge any Contract or other insurance policy or annuity entered into pursuant to a Contract; (2) to waive any Contract forfeiture provision; (3) to extend the time of paying any Premiums; (4) or to receive any monies or Premiums from applicants for or purchasers of the Contracts (except for the sole purpose of forwarding monies or Premiums to Insurer).

         (e) Broker-Dealer acknowledges that each Insurer has the right in its sole discretion to reject any application or Premiums received by it and to return or refund to an applicant such applicant's Premium.

3.  LICENSING AND REGISTRATION OF DISTRIBUTOR, BROKER-DEALER AND AGENTS
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                                                                    EXHIBIT 3(d)
         (a) Broker-Dealer represents and warrants that it is a broker-dealer registered with the SEC under the 1934 Act, and is a member of the NASD. Broker-Dealer must, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly registered as a broker-dealer under the 1934 Act and in each state or other jurisdiction in which Broker-Dealer intends to perform its functions and fulfill its obligations hereunder, and be a member in good standing of the NASD.

         (b) Broker-Dealer represents and warrants that it is a licensed life insurance agent where required to solicit applications. Broker-Dealer must, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly licensed to sell the Contracts in each state or other jurisdiction in which Broker-Dealer intends to perform its functions and fulfill its obligations hereunder.

         (c) Broker-Dealer shall ensure that no individual shall offer or sell the Contracts on its behalf in any state or other jurisdiction in which the Contracts may lawfully be sold unless (i) such individual is an associate person of Broker-Dealer (as that term is defined in Section 3(a)(18) of the 1934 Act) and duly registered with the NASD and any applicable state securities regulatory authority as a registered person of Broker-Dealer qualified to sell the Contracts in such state or jurisdiction, (ii) duly licensed, registered or otherwise qualified to offer and sell the Contracts to be offered and sold by such individual under the insurance laws of such state or jurisdiction, and (iii) duly appointed by Insurer with respect to such Contracts and such state or jurisdiction. Broker-Dealer shall be solely responsible for background investigations of the Agents to determine their qualifications, good character, and moral fitness to sell the Contracts. All matters concerning the licensing of any individuals recommended for appointment by Broker-Dealer under any applicable state insurance law shall be a matter directly between Broker-Dealer and such individual, and Broker-Dealer shall furnish Insurer with proof of proper licensing of such individual or other proof, reasonably acceptable to Insurer, of satisfaction by such individual of licensing requirements prior to Insurer appointing any such individual as an Agent of Insurer. Insurer and Broker-Dealer shall notify Insurer and Distributor immediately upon termination (for whatever reason) of an Agent's association with Broker-Dealer.

         (d) Broker-Dealer shall notify each Insurer immediately in writing if Broker-Dealer fails to comply with any such terms and conditions.

4.  BROKER-DEALER AND AGENT COMPLIANCE
    ----------------------------------

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                                                                    EXHIBIT 3(d)
         (a) Broker-Dealer shall be responsible for securities training, supervision and control of the Agents in connection with their solicitation activities with respect to the Contracts and shall supervise Agents' compliance with applicable federal and state securities law and NASD requirements in connection with such solicitation activities.

         (b) Broker-Dealer hereby represents and warrants that it is duly in compliance with all applicable federal and state securities laws and regulation, and all applicable insurance laws and regulations. Broker-Dealer shall carry out its obligations under this Agreement in continued compliance with such laws and regulations. Further, Broker-Dealer shall comply, and shall ensure that Agents comply, with the rules and procedures set forth in the Agent's Manual, and the rules set forth below, and Broker-Dealer shall be solely responsible for such compliance.

                  (i) Broker-Dealer and Agents shall not offer or attempt to offer the Contracts, nor solicit applications for the Contracts, nor deliver Contracts, in any state or jurisdiction in which the Contracts have not been approved for sale. For purposes of determining where the Contracts may be offered and applications solicited, Broker-Dealer may rely on written notification, as revised from time to time, that it receives from each Insurer pursuant to this Agreement.

                  (ii) Broker-Dealer and Agents shall not solicit applications for the Contracts without delivering the Prospectus for the Contracts, and, where required by state insurance law, the then-currently effective statement of additional information for the Contracts, and the then-currently effective prospectus(es) for the Fund(s).

                  (iii) Broker-Dealer and Agents shall not recommend the purchase of a Contract to an applicant unless each has reasonable grounds to believe that such purchase is suitable for the applicant in accordance with, among other things, applicable regulations of any state insurance regulatory authority, the SEC and the NASD. While not limited to the following, a determination of suitability shall be based on information supplied by the applicant after a reasonable inquiry concerning the applicant's insurance and investment objectives and financial situation and needs and shall entail a review by Broker-Dealer of all applications for suitability and completeness and correctness as to form as well as review and endorsement on an internal record of Broker-Dealer.


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                                                                    EXHIBIT 3(d)
                  (iv) Broker-Dealer and Agents shall not encourage a prospective purchaser to surrender or exchange an insurance policy or contract in order to purchase a Contract or, conversely, to surrender or exchange a Contract in order to purchase another insurance policy or contract subject to applicable NASD Rules of Fair Practice and any other applicable laws, regulations and regulatory guidelines.

                  (v) Broker-Dealer and all Agents shall accept initial premiums in the form of a check or money order only if made payable to the appropriate Insurer and signed by the applicant for the Contract. Broker-Dealer and Agent shall not accept third-party checks or cash for premiums.

                  (vi) Broker-Dealer shall ensure that all checks and money orders and applications for the Contracts received by either it or an Agent shall be remitted promptly, and in any event not later than 2 business days after receipt, to the named Insurer. In the event that any other Premiums are sent to an Agent or Broker-Dealer, rather than to the Service Office, Broker-Dealer shall promptly (and in any event, not later than 2 business days) remit such Premiums to the named Insurer as set forth in the Agent's Manual. Broker-Dealer acknowledges that if any Premium is held at any time, such Premium shall be held on behalf of the named Insurer, and Broker-Dealer shall segregate such Premium from its own funds and promptly (and in any event, within 2 business days) remit such Premium to the Insurer. All such Premiums, whether by check, money order or wire, shall at all times be the property of Insurer.

                  (vii) Upon issuance of a Contract by the Insurer and delivery of such Contract to Broker-Dealer, Broker-Dealer shall promptly deliver such Contract to its purchaser. For purposes of this provision, "promptly" shall be deemed to mean not later than five calendar days. Broker-Dealer shall return promptly to the named Insurer all receipts for delivered Contracts, all undelivered Contracts and all receipts for cancellation, in accordance with the instructions set forth in the Agent's Manual. Each Insurer will assume that a Contract will be delivered by Broker-Dealer to the purchaser of such Contract within five calendar days for purposes of determining when to transfer Premiums initially allocated to the Money Market Account available under such Contract to the particular investment options specified by such purchaser. As a result, if a purchaser exercises the free look provisions under a Contract, Broker-Dealer shall indemnify the affected Insurer for any loss incurred by the affected Insurer that results from Broker-Dealer's failure to deliver

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                                                                    EXHIBIT 3(d)
                           such Contract to its purchaser within the contemplated five calendar day period.

                  (viii) Broker-Dealer and the Agents in connection with the offer or sale of the Contracts, shall not give any information or make any representations or statements, written or oral, concerning the Contracts, a Fund or Fund Shares, other than or inconsistent with information or representations contained in the Prospectuses, statements of additional information and Registration Statements for the Contracts, or a Fund, or in reports or proxy statements therefor, or in promotional, sales or advertising material or other information supplied and approved in writing by Distributor and Insurer.

                  (ix) Broker-Dealer shall be solely responsible for their compliance with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach-Bliley Act and Regulation S-P. Broker-Dealer affirms that all information collected by Broker-Dealer or Agents, and shared with either Insurer or Distributor, has not been and will not be shared with any entity other than the Insurer or Distributor, unless permitted in accordance with applicable laws and regulations. Broker-Dealer agrees to keep any and all information associated with applicants and/or purchasers and their Contracts, received from either Insurer or Distributor, strictly confidential.

         (c) Broker-Dealer understands, acknowledges, and represents that Contracts and Premiums thereunder shall not be solicited, offered, or sold in connection with any so-called "market timing" program, plan, arrangement or service. Should Distributor or either Insurer determine at its sole discretion that Broker-Dealer is soliciting, offering, or selling, or has solicited, offered, or sold, Contracts or Premiums subject to any so-called "market timing" program, plan, arrangement or service, Distributor or either Insurer may take such action which is necessary, at its sole discretion, to halt such solicitations, offers or sales. Furthermore, in addition to any indemnification provided in Section 11 of this Agreement and any other liability that Broker-Dealer might have, Broker-Dealer shall be liable to Distributor and each Insurer and each Fund affected by any so-called "market timing" program, plan, arrangement or service, for any damages or losses, actual or consequential, sustained by Distributor or each Insurer or any Fund, as a result of any so-called "market timing" program, plan arrangement or service which causes such losses or

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                                                                    EXHIBIT 3(d)
                  damages following solicitation, offer, or sale of a Contract or Premium subject to "market timing" or similar service by Broker-Dealer.

         (d) Broker-Dealer shall promptly furnish to either Insurer or its authorized agent any reports and information that Insurer may reasonably request for the purpose of meeting Insurer's reporting and record-keeping requirements under the insurance laws of any state, under any applicable federal and state securities laws, rules and regulations.

         (e) Broker-Dealer shall secure and maintain a fidelity bond (including coverage for larceny and embezzlement), issued by a reputable bonding company, covering all of its directors, offices, agents and employees who have access to funds of Insurer or Distributor. This bond shall be maintained at Broker-Dealer's expense in at least the amount prescribed under Article III, Section 32 of the NASD Rules of Fair Practice. Broker-Dealer shall provide Distributor with a copy of said bond before executing this Agreement. Broker-Dealer shall also secure and maintain errors and omissions insurance acceptable to each Insurer and covering Broker-Dealer and Representatives. Broker-Dealer hereby assigns any proceeds received from a fidelity bonding company, errors and omissions or other liability coverage, to each Insurer or Distributor as their interest may appear, to the extent of their loss due to activities covered by the bond, policy or other liability coverage. If there is any deficiency amount, whether due to a deductible or otherwise, Broker-Dealer shall promptly pay such amounts on demand. Broker-Dealer hereby indemnifies and holds harmless each Insurer and Distributor from any such deficiency and from the cost of collection thereof, including reasonable attorneys' fees.

5.  SALES MATERIALS
    ---------------

         (a) During the term of this Agreement, Distributor and each Insurer will provide Broker-Dealer, without charge, as many copies of Prospectuses (and any supplements thereto), current Fund prospectus(es) (and any supplements thereto), and applications for the Contracts, as Broker-Dealer may reasonably request. Upon termination of this Agreement, Broker-Dealer will promptly return to Distributor any Prospectuses, applications, Fund prospectuses, and other materials and supplies furnished by Distributor or Insurer to Broker-Dealer or to the Agents.

         (b) During the term of this Agreement, Distributor and each Insurer will be responsible for providing and approving all promotional, sales and advertising material to be used by Broker-Dealer in the course of its solicitation activities hereunder. Distributor will file such materials or will

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                                                                    EXHIBIT 3(d)
                  cause such materials to be filed with the SEC, the NASD and/or with any state securities regulatory authorities, as appropriate. Broker-Dealer shall not use or implement, nor shall they allow any Agent to use or implement, any promotional, sales or advertising material relating to the Contracts or otherwise advertise the Contracts without the prior written approval of Distributor and the applicable Insurer(s).

6.  CONCESSIONS AND EXPENSES
    ------------------------

         (a) During the term of this Agreement, each Insurer shall pay to Broker-Dealer, as compensation for Contracts for which it is the Broker-of-Record, the concessions and fees set forth in
                  Schedule 2 of this Agreement, as such Schedule 2 may be amended or modified upon 30 days prior written notice. Any amendment to Schedule 2 will be applicable to any Contract for which an application or premium is received by the Service Office on or after the effective date of such amendment or which is in effect after the effective date of such amendment. Compensation with respect to any Contract shall be paid to Broker-Dealer only for so long as Broker-Dealer is the Broker-of-Record for such Contract.

         (b) Broker-Dealer recognizes that all compensation payable to Broker-Dealer hereunder will be disbursed by or on behalf of each Insurer after Premiums are received and accepted by each Insurer and that no compensation of any kind other than that described in this Agreement is payable to Broker-Dealer for the performance of its obligations hereunder.

         (c) Refund of Compensation. No compensation shall be payable, and Broker-Dealer agrees to reimburse Distributor for any compensation paid to Broker-Dealer or its Representatives under each of the following conditions: (i) if Insurer, in its sole discretion, determines not to issue the Contract applied for; (ii) if Insurer refunds the Premiums upon the applicant's surrender or withdrawal pursuant to any "free-look" privilege;
                  (iii) if Insurer refunds the Premiums paid by applicant as a result of a complaint by applicant, recognizing that Insurer has sole discretion to refund Premiums; or (iv) if Insurer determines that any person signing an application who is required to be licensed or any other person or entity receiving compensation for soliciting purchase of the Contracts is not duly licensed to sell the Contracts in the jurisdiction of such sale or attempted sale.

         (d) If a former Agent becomes registered and licensed with another selling broker-dealer and is appointed by Insurer for the sale of Contracts, and a Contract owner files a written request (change of dealer authorization) with

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                                                                    EXHIBIT 3(d)
                  Insurer that such owner's Contracts be serviced through the Agent's current selling broker-dealer and the former Broker-Dealer shall not be entitled to any compensation based on such Contracts after the date of such transfer. Broker-Dealer agrees that no compensation of any kind other than described in this Section 6 of this Agreement is payable by Insurer or Distributor to Broker-Dealer.

         (e) Indebtedness and Right of Setoff. Nothing contained herein shall be construed as giving Broker-Dealer or Agent the right to incur any indebtedness on behalf of Insurer or Distributor. Broker-Dealer hereby authorize each Insurer and Distributor to set off liabilities of Broker-Dealer to each Insurer and Distributor against any and all amounts otherwise payable to Broker Dealer.

         (f) Broker-Dealer represent that no concessions or other compensation will be paid for services rendered in soliciting the purchase of the contracts by any person or entity not duly registered or licensed by the required authorities and appointed by the appropriate Insurer to sell the Contract in the state in which such solicitation occurred; provided however, that this provision shall not prohibit the payment of compensation of the surviving- spouse or other beneficiary of a person entitled to receive such compensation pursuant to a bona fide contract calling for such payment.

7.  INTERESTS IN AGREEMENT.
    ----------------------

         Agents shall have no interest in this Agreement or right to any concessions to be paid to Broker Dealer hereunder. Broker-Dealer shall be solely responsible for the payment of any commission, concession or consideration of any kind to Agents. Broker-Dealer shall be solely responsible under applicable tax laws for the reporting of compensation paid to Agents. Broker-Dealer shall have no right to withhold or deduct any concession from any Premiums in respect of the Contracts which it may collect. Broker-Dealer shall have no interest in any compensation paid by Insurer to Distributor, now or hereafter, in connection with the sale of any Contracts hereunder.

8.  TERM AND EXCLUSIVITY OF AGREEMENT.
    ---------------------------------

         This Agreement may not be assigned except by written mutual consent and shall continue for an indefinite term, subject to the termination by any party by ten days' advance written notice to the other parties, except that in the event Distributor or Broker-Dealer ceases to be a registered broker-dealer or a member of the NASD, this Agreement shall immediately terminate. Upon its termination, all authorizations, rights and obligations shall cease, except the agreements in

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                                                                    EXHIBIT 3(d)
         Sections 11 and the payment of any accrued but unpaid compensation to Broker-Dealer.

9.  COMPLAINTS AND INVESTIGATIONS
    -----------------------------

         (a) Distributor, each Insurer and Broker-Dealer each shall cooperate fully in any securities or insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement. Broker-Dealer will be notified promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Distributor or either Insurer with respect to Broker-Dealer or any Agent; and Broker-Dealer will promptly notify Distributor and the Insurer of any written customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Broker-Dealer with respect to it or any Agent in connection with this Agreement or any Contract.

         (b) In the case of a customer complaint, Distributor, each Insurer and Broker-Dealer will cooperate in investigating such complaint and any response by Broker-Dealer to such complaint will be sent to Distributor for approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile.

10.  MODIFICATION OF AGREEMENT.
     -------------------------

         This Agreement supersedes all prior agreements, either oral or written, between the parties relating to the Contracts and, except for any amendment of Schedule 1 pursuant to the terms of Section 2 hereof or
         Schedule 2 pursuant to the terms of Section 6 hereof, may not be modified in any way unless by written agreement signed by all of the parties.

11.  INDEMNIFICATION.
     ---------------

         (a) Broker-Dealer shall indemnify and hold harmless Distributor and each Insurer and each person who controls or is associated with Distributor or each Insurer within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or

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                                                                    EXHIBIT 3(d)
                  otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on:

                  (i) violation(s) by Broker-Dealer or an Agent of federal or state securities law or regulation(s), insurance law or regulation(s), or any rule or requirement of the NASD;

                  (ii) any unauthorized use of promotional, sales or advertising material, any oral or written misrepresentations, or any unlawful sales practices concerning the Contracts, by Broker-Dealer or an Agent;

                  (iii) claims by the Agents or other agents or representatives of Broker-Dealer for concessions or other compensation or remuneration of any type;

                  (iv) any failure on the part of Broker-Dealer or an Agent to submit Premiums or applications to Insurer, or to submit the correct amount of a Premium, on a timely basis and in accordance with this Agreement and the Agent's Manual, subject to applicable law;

                  (v) any failure on the part of Broker-Dealer or an Agent to deliver Contracts to purchasers thereof on a timely basis and in accordance with the Agent's Manual; or

                  (vi) a breach by Broker-Dealer of any provision of this Agreement.

                  This indemnification will be in addition to any liability which Broker-Dealer may otherwise have.

         (b) Distributor and each Insurer whose products are involved, jointly and severally, shall indemnify and hold harmless Broker-Dealer and each person who controls or is associated with Broker-Dealer within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, NASD rule or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any breach by Distributor or Insurer whose products are involved of any provision of this Agreement. This indemnification will

                                                                    EXHIBIT 3(d)
                  be in addition to any liability which Distributor and Insurer, jointly and severally, may otherwise have.

         (c) Promptly after receipt by a party entitled to indemnification ("indemnified person") under this Section 11 of notice of the commencement of any action as to which a claim will be made against any person obligated to provide indemnification under this Section 11 ("indemnifying party"), such indemnified person shall notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, but failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified person otherwise than on account of this
                  Section 11. The indemnifying party will be entitled to participate in the defense of the indemnified person but such participation will not relieve such indemnifying party of the obligation to reimburse the indemnified person for reasonable legal and other expenses incurred by such indemnified person in defending himself or itself.

                  The indemnification provisions contained in this Section 11 shall remain operative in full force and effect, regardless of any termination of this Agreement. A successor by law of Distributor or either Insurer, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 11. After receipt by a party entitled to indemnification ("indemnified party") under this
                  Section 11 of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Section 11 ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission so to notify the indemnifying party will not relieve it from any liability under this Section 11, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

                                                                    EXHIBIT 3(d)
                  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if such proceeding is settled with such consent or if final judgment is entered in such proceeding for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgement.

12.      RIGHTS, REMEDIES, AND OBLIGATIONS ARE CUMULATIVE.
         ------------------------------------------------

         The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. Failure of a party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

13.  NOTICES.
     -------

         All notices hereunder are to be made in writing and shall be given:

                  to IL Annuity, to:           Gary P. Ryan
                                               IL Annuity and Insurance Company
                                               2960 N. Meridian Street
                                               Indianapolis, IN  46208

                  if to Bankers Life, to:      Steve Shorrock
                                               Bankers Life Insurance Company of
                                               New York
                                               65 Froehlich Farm Boulevard
                                               Woodbury, NY  11797-9847

                  if to Distributor, to:       Daniel J. LaBonte
                                               IL Securities, Inc.
                                               2960 N. Meridian Street
                                               Indianapolis, IN  46208

                  if to Broker-Dealer, to:

                                                                    EXHIBIT 3(d)


         or such other address as such party may hereafter specify in writing. Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, or by overnight mail by a nationally recognized courier, and shall be effective upon delivery.

14.  INTERPRETATION, JURISDICTION, ETC.
     ----------------------------------

         This Agreement constitutes the whole agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to the subject matter hereof. No prior writing by or between the parties hereto with respect to the subject matter hereof shall be used by a party in connection with the interpretation of any provision of this Agreement. This Agreement shall be construed and its provisions interpreted under and in accordance with the internal laws of the state of Indiana without giving effect to principles of conflict of laws.

15.      ARBITRATION.
         -----------

         Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

16.  HEADINGS.
     --------

         The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

17.  COUNTERPARTS.
     ------------

         This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and same instrument.

18.  SEVERABILITY.
     ------------

         This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provisions shall be enforced to the extent permitted under the law,

                                                                    EXHIBIT 3(d)
         and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                               IL ANNUITY AND INSURANCE COMPANY

                               By:______________________________________________

                               Name:____________________________________________

                               Title:___________________________________________


                               BANKERS LIFE INSURANCE COMPANY OF NEW YORK

                               By:______________________________________________

                               Name:____________________________________________

                               Title:___________________________________________


                               IL SECURITIES, INC.

                               By:______________________________________________

                               Name:____________________________________________

                               Title:___________________________________________


                               [Broker-Dealer]

                               By:______________________________________________

                               Name:____________________________________________

                               Title:___________________________________________

                                                                    EXHIBIT 3(d)

                                                                    EXHIBIT 3(d)




                  ADDENDUM TO IL ANNUITY AND INSURANCE COMPANY
                                 SALES AGREEMENT




                                   Schedule 1

                       CONTRACTS SUBJECT TO THIS AGREEMENT



IL ANNUITY AND INSURANCE COMPANY
--------------------------------

The Visionary, flexible premium variable annuity, form VA-95

The Visionary Choice(R), flexible premium variable annuity, Form VCA-97

The Visionary STAR(R), flexible premium variable annuity, Form VSTAR-01


BANKERS LIFE INSURANCE COMPANY OF NEW YORK
------------------------------------------

The Visionary STAR(R), flexible premium variable annuity, (Form VSTAR-01 VAL BL, in New York) and (VSTAR-01 PREM BL, in Florida)

Effective Date:  July 15, 2001











                  ADDENDUM TO IL ANNUITY AND INSURANCE COMPANY
                                 SALES AGREEMENT

                                                                    EXHIBIT 3(d)

                                   Schedule 2

                                  COMPENSATION

IL Annuity and Insurance Company shall, on behalf of Bankers Life Insurance Company of New York and IL Securities, Inc., pay to Broker-Dealer a concession on each Contract for which the Broker-Dealer is the Broker-of-Record.

Concessions shall be payable weekly to the Broker-Dealer. The Broker-Dealer is responsible for compensating its Agents.

1. (a) Concession Schedule for the IL Annuity Visionary and Visionary Choice (9-YEAR SURRENDER CHARGES) if applicable

Broker-Dealer may select one of the following Options for each Agent. Once an Option is selected for an Agent it may not be changed and the Option is applicable for each and every contract on which that Agent is the writing Agent.

Asset trails concessions are paid on the value of a Contract as of its contract anniversary day.

                                   NEW PREMIUM                ASSET TRAIL
--------------------------------------------------------------------------------
                          YEARS 1-9          YEARS 10+        ALL YEARS
--------------------------------------------------------------------------------
       Option A             6.00%             1.00%              -0-
--------------------------------------------------------------------------------
       Option B             5.00%             1.00%              0.25%
--------------------------------------------------------------------------------
       Option C             4.00%             1.00%              0.50%
--------------------------------------------------------------------------------
       Option D             3.00%             1.00%              0.75%
--------------------------------------------------------------------------------
       Option E             2.00%             1.00%              1.00%
--------------------------------------------------------------------------------

                                                                    EXHIBIT 3(d)
(b) Concession Schedule for the Visionary Choice (7-YEAR SURRENDER CHARGE) if applicablE

Broker-Dealer may select one of the following Options for each Agent. Once an Option is selected for an Agent it may not be changed and the Option is applicable for each and every contract on which that Agent is the writing Agent.

Asset trail concessions are paid on the value of a Contract as of its contract anniversary day.

                                NEW PREMIUM                ASSET TRAIL
--------------------------------------------------------------------------------
        Option A                   6.00%                        -0-
--------------------------------------------------------------------------------
        Option B                   5.00%                       0.25%
--------------------------------------------------------------------------------
        Option C                   4.00%                       0.50%
--------------------------------------------------------------------------------
        Option D                   3.00%                       0.75%
--------------------------------------------------------------------------------
        Option E                   2.00%                       1.00%
--------------------------------------------------------------------------------


(c) Concession Schedule for the IL Annuity Visionary STAR(R) AND Bankers Life Insurance Company of New York Visionary STAR(R)

Visionary STAR's base annuity pays a gross dealer concession of 6.25% in years 1-7, and a 25 basis point trail beginning in year eight.

Asset trail concessions are paid on the value of a Contract as of its contract anniversary day beginning at the conclusion of the applicable surrender period. The Bonus Credit features are the only features that change the normal 7-year surrender period.

Each of Visionary STAR's menu features is optional.

                                                                        NEW PREMIUM          ASSET TRAIL
-----------------------------------------------------------------------------------------------------------
                 Base annuity (no options selected)
                             Thru age 75                                     6.25%              0.25%
                             Age 76 - 80                                     5.00%              0.25%
                               Age 80+                                       3.00%              0.25%

-----------------------------------------------------------------------------------------------------------

Base annuity with any bonus credit or enhanced dollar-cost averaging option selected
                             Thru age 80                                     5.00%              0.50%
                               Age 80+                                       3.00%              0.25%

-----------------------------------------------------------------------------------------------------------
      Base annuity with any option(s) other than bonus credit or enhanced collar-cost averaging selected
                             Thru age 75                                     7.00%              0.50%
                             Age 76 - 80                                     5.75%              0.50%
                               Age 80+                                       3.75%              0.25%

-----------------------------------------------------------------------------------------------------------
Base annuity with bonus credit or enhanced dollar-cost averaging and any other option selected
                             Thru age 80                                     5.75%              0.50%
                               Age 80+                                       3.00%              0.25%

-----------------------------------------------------------------------------------------------------------

                                                                    EXHIBIT 3(d)


2.       Concessions on Withdrawn Premium

         The Broker-Dealer will repay concession paid on premiums which are withdrawn or removed from a Contract as lump-sum surrenders or withdrawals within 12 months of the date of the premium payment.

3.       Concessions on Replacements

         Concession on a Contract which replaces an existing contract issued by IL Annuity and Insurance Company (or any of its affiliated companies) shall be paid as follows:

                  1. The concession on premium paid in excess of the cash surrender value of the existing contract will be payable at the first-year rate.

                  2. The concession on premiums equal to the cash surrender value of the existing contract will be payable at the rate for year 10.

         Replacement is defined as the issue of a new contract where an existing contract(s) is (are) surrendered within one year of the issue of the new contract.

4.       Bonus Program

         From time to time, IL Annuity and Insurance Company, operating independently and/or on behalf of Bankers Life Insurance Company of New York, may pay a bonus concession for new business submitted during a specified period, as set for in addendums to this Schedule. The eligibility, terms and conditions shall be established in addendum(s) to this Schedule.

Effective July 1, 2001